RenaissanceRe Reports Net Income of $92.2 Million for the Fourth Quarter of 2015 or $2.09 Per Diluted Common Share; Quarterly Operating Income of $135.0 Million or $3.07 Per Diluted Common Share
Annual Net Income of $408.8 million for 2015 or $9.28 Per Diluted Common Share; Annual Operating Income of $477.7 million or $10.86 Per Diluted Common Share
Pembroke, Bermuda, February 2, 2016 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $92.2 million, or $2.09 per diluted common share, in the fourth quarter of 2015, compared to $170.8 million, or $4.42 per diluted common share, respectively, in the fourth quarter of 2014. Operating income available to RenaissanceRe common shareholders was $135.0 million, or $3.07 per diluted common share, in the fourth quarter of 2015, compared to $140.3 million, or $3.62 per diluted common share, respectively, in the fourth quarter of 2014. The Company reported an annualized return on average common equity of 8.5% and an annualized operating return on average common equity of 12.5% in the fourth quarter of 2015, compared to 20.1% and 16.5%, respectively, in the fourth quarter of 2014. Book value per common share increased $1.72, or 1.8%, in the fourth quarter of 2015 to $99.13, compared to a 5.1% increase in the fourth quarter of 2014. Tangible book value per common share plus accumulated dividends increased 2.3% in the fourth quarter of 2015, compared to a 5.5% increase in the fourth quarter of 2014.
For 2015, the Company reported net income available to RenaissanceRe common shareholders of $408.8 million, or $9.28 per diluted common share, compared to $510.3 million, or $12.60 per diluted common share in 2014. Operating income available to RenaissanceRe common shareholders was $477.7 million, or $10.86 per diluted common share in 2015, compared to $468.9 million, or $11.56 per diluted common share in 2014. The Company reported a return on average common equity of 9.8% and an operating return on average common equity of 11.4% in 2015, compared to 14.9% and 13.7%, respectively, in 2014. Book value per common share increased $8.98, or 10.0%, in 2015 to $99.13, compared to a 12.3% increase in 2014. Tangible book value per common share plus accumulated dividends increased 5.0% in 2015, compared to a 13.9% increase in 2014.
Kevin J. O'Donnell, CEO, commented: "I am pleased to report $135.0 million of operating income, an annualized operating ROE of 12.5% and 2.3% growth in tangible book value per share plus accumulated dividends for the quarter. In a year in which we acquired and fully integrated Platinum, we generated solid operating income of $477.7 million for the year and delivered an operating ROE of 11.4%."
Mr. O'Donnell continued: "Our underwriting team executed well during the most recent renewal period, as pressure on pricing from abundant capacity persisted. We maintained discipline, coming off business that did not meet our return hurdles, buying more reinsurance protection, while also building an attractive portfolio of risks. We are a bigger, stronger company today, than a year ago, and have the management team, global operating platforms and risk management expertise to serve our clients, third party capital providers and shareholders well in the years ahead."
FOURTH QUARTER 2015 HIGHLIGHTS

•
Gross premiums written of $336.1 million increased $203.3 million, or 153.1%, in the fourth quarter of 2015, compared to the fourth quarter of 2014, with the Company’s Specialty Reinsurance, Catastrophe Reinsurance and Lloyd’s segments experiencing increases of $195.5 million, or 271.8%, $2.4 million, or 24.2%, and $5.8 million, or 11.4%, respectively, in the fourth quarter of 2015.

•
The Company generated underwriting income of $139.9 million and a combined ratio of 61.3% in the fourth quarter of 2015, compared to $173.5 million and 32.3%, respectively, in the fourth quarter of 2014. The decrease in underwriting income was primarily driven by a $114.0 million increase in net claims and claim expenses incurred and a $24.7 million increase in underwriting expenses, each principally driven by the $105.1 million increase in net premiums earned. Impacting net claims and claim expenses incurred in the fourth quarter of 2015, compared to the fourth quarter of 2014, was a $66.2 million increase in current accident year net claims and claim expenses and a $47.8 million decrease in favorable development on prior accident years net claims and claim expenses. Favorable development on prior accident years net claims and claim expenses was $36.9 million in the fourth quarter of 2015, compared to $84.7 million in the fourth quarter of 2014.

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized (losses) gains on investments, was $2.8 million in the fourth quarter of 2015, compared to $56.1 million in the fourth quarter of 2014, a decrease of $53.2 million. The total investment result during the fourth quarter of 2015 was primarily driven by net unrealized losses in the Company’s portfolio of fixed maturity investments trading, principally the result of an upward shift in the yield curve driven by the increasing interest rate environment, combined with lower net realized and unrealized gains in the Company’s portfolio of equity investments trading, primarily the result of lower returns related to one large equity position, partially offset by higher average invested assets in this portfolio. Offsetting these items was an increase in net investment income in the Company’s portfolio of fixed maturity investments primarily driven by an increase in average invested assets and net realized and unrealized gains on investments-related derivatives due to the increasing interest rate environment.

•
During the fourth quarter of 2015, the Company repurchased an aggregate of 447 thousand common shares in open market transactions at an aggregate cost of $48.4 million and at an average share price of $108.33. Subsequent to December 31, 2015 and through the period ended February 1, 2016, the Company repurchased 339 thousand common shares in open market transactions at an aggregate cost of $37.3 million and at an average share price of $110.07.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were relatively flat at $12.3 million in the fourth quarter of 2015, compared to $9.9 million in the fourth quarter of 2014. Managed catastrophe premiums were also relatively flat at $17.1 million in the fourth quarter of 2015, compared to $15.1 million in the fourth quarter of 2014.
The Catastrophe Reinsurance segment generated underwriting income of $132.5 million and a combined ratio of 15.4% in the fourth quarter of 2015, compared to $133.0 million and negative 2.0% in the fourth quarter of 2014, respectively. Impacting underwriting income in the Catastrophe Reinsurance segment for the fourth quarter of 2015, compared to the fourth quarter of 2014, was a $26.2 million increase in net premiums earned, which was offset by a $31.0 million increase in net claims and claim expenses incurred, which included a $19.4 million decrease in favorable development on prior accident years net claims and claim expenses. During the fourth quarter of 2015, the Company recognized a recovery and corresponding reduction to acquisition expenses in its Catastrophe Reinsurance segment of $7.7 million associated with the December 2015 decision by the Internal Revenue Service to revoke an excise tax previously imposed on foreign to foreign retrocessions.
The Company experienced $28.0 million of favorable development on prior accident year net claims and claim reserves within its Catastrophe Reinsurance segment during the fourth quarter of 2015, compared to $47.4 million in the fourth quarter of 2014. The $28.0 million of favorable development was principally driven by a reduction in ultimate losses on certain events, including $8.9 million related to Storm Sandy, $4.9 million related to the April and May 2011 U.S. Tornadoes and $4.5 million related to a number of 2014 U.S. weather events, with the remainder related to a number of other catastrophe events.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $267.4 million in the fourth quarter of 2015, an increase of $195.5 million, or 271.8%, compared to the fourth quarter of 2014, primarily driven by increases of$122.5 million and $52.9 million in the Specialty Reinsurance segment’s credit and casualty lines of business, respectively. The $122.5 million increase in the credit line of business in the fourth quarter of 2015 was principally driven by the inception of a number of new mortgage-related reinsurance contracts. The Company’s Specialty Reinsurance segment premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
The Specialty Reinsurance segment generated underwriting income of $16.9 million and a combined ratio of 88.9% in the fourth quarter of 2015, compared to $26.9 million and 59.8%, respectively, in the fourth quarter of 2014. The Specialty Reinsurance segment’s underwriting income for the fourth quarter of 2015, compared to the fourth quarter of 2014, was principally driven by an $85.3 million increase in net premiums earned, driven by higher net premiums written during the preceding twelve months, which resulted in the Specialty Reinsurance segment experiencing a $55.5 million increase in current accident year net claims and claim expenses, primarily related to a higher level of attritional losses and a $28.0 million increase in underwriting expenses. Operational expenses in the Company’s Specialty Reinsurance segment have increased to support the growth in this segment.

The Specialty Reinsurance segment experienced $8.3 million of favorable development on prior accident years net claims and claim expenses in the fourth quarter of 2015, compared to $20.0 million in the fourth quarter of 2014. The $8.3 million of favorable development was principally driven by actual reported loss activity coming in better than expected.
Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $56.4 million in the fourth quarter of 2015, an increase of $5.8 million, or 11.4%, compared to the fourth quarter of 2014, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, notwithstanding challenging market conditions.
The Lloyd’s segment incurred an underwriting loss of $10.4 million and a combined ratio of 119.6% in the fourth quarter of 2015, compared to generating underwriting income of $8.3 million and a combined ratio of 85.9% in the fourth quarter of 2014. The underwriting loss in the Lloyd’s segment during the fourth quarter of 2015, compared to the fourth quarter of 2014, was primarily impacted by a $12.2 million decrease in favorable development on prior accident year net claims and claim expenses and a $6.1 million decrease in net premiums earned, driven by an increase in ceded premiums earned.
The Lloyd’s segment experienced $0.2 million of adverse development on prior accident years net claims and claim expenses in the fourth quarter of 2015, compared to favorable development of $12.1 million in the fourth quarter of 2014.
Other Items

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Net income attributable to noncontrolling interests in the fourth quarter of 2015 was $28.1 million, a decrease from $44.2 million in the fourth quarter of 2014, principally due to a decrease in the profitability of DaVinciRe. The Company’s ownership in DaVinciRe was 26.3% at December 31, 2015, compared to 23.4% at December 31, 2014.

•
During January 2016, DaVinciRe redeemed a portion of its outstanding shares from certain existing DaVinciRe shareholders, including RenaissanceRe, while new DaVinciRe shareholders purchased shares in DaVinciRe. The net redemption as a result of these transactions was $100.0 million. The Company’s noncontrolling economic ownership in DaVinciRe subsequent to these transactions was 24.0%, effective January 1, 2016.

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Corporate expenses in the fourth quarter of 2015 were $11.0 million, compared to $10.6 million in the fourth quarter of 2014. Included in corporate expenses in the fourth quarter of 2015 was a $5.6 million impairment charge associated with the goodwill and other intangible assets of an investment in other ventures, recorded under the equity method, and $1.6 million of expenses associated with the acquisition and integration of Platinum Underwriters Holdings, Ltd. (“Platinum”), compared to $6.7 million of acquisition and integration expenses in the fourth quarter of 2014.

FULL YEAR 2015 HIGHLIGHTS

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Gross premiums written of $2.0 billion increased $460.7 million, or 29.7%, in 2015, compared to 2014, with the increase principally driven by increases in the Company’s Specialty Reinsurance and Lloyd’s segments. Gross premiums written in the Specialty Reinsurance and Lloyd’s segments increased $419.4 million or 121.0%, and $107.1 million or 39.7%, respectively, partially offset by the Catastrophe Reinsurance segment which experienced a decrease of $65.3 million, or 7.0%.

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The Company generated underwriting income of $494.6 million and a combined ratio of 64.7% in 2015, compared to $529.4 million and 50.2%, respectively, in 2014. The decrease in underwriting income was primarily driven by a $268.9 million increase in current accident year net claims and claim expenses and a $94.1 million increase in acquisition expenses, each principally driven by the $338.1 million increase in net premiums earned. Favorable development on prior accident years net claims and claim expenses was $162.4 million in 2015, compared to $143.8 million in 2014.

•
The Company’s total investment result, which includes the sum of net investment income, net realized and unrealized (losses) gains on investments, and the change in net unrealized gains on fixed maturity investments available for sale, was $82.4 million in 2015 compared to $164.9 million in 2014, a decrease of $82.5 million. The decrease in the total investment result was primarily due to net unrealized losses in the Company’s portfolio of fixed maturity investments trading, principally the result of an upward shift in the yield curve driven by the increasing interest rate environment, combined with unrealized losses in the Company’s portfolio of equity investments trading and lower net investment income from private equity investments. Offsetting these items was an increase in net investment income in the Company’s portfolio of fixed maturity investments primarily driven by an increase in average invested assets and net realized and unrealized gains on investments-related derivatives due to the increasing interest rate environment.

•	During 2015, the Company repurchased an aggregate of 2.5 million common shares in open market transactions at an aggregate cost of $259.9 million and at an average share price of $105.10.
Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment decreased by $65.3 million, or 7.0%, to $868.6 million in 2015, compared to $934.0 million in 2014. Market conditions remained challenging during 2015, and the Company continued to exercise underwriting discipline given prevailing terms and conditions. However, the Company was able to identify and underwrite certain new programs which provided opportunities the Company believes to be attractive. For 2015, managed catastrophe premiums decreased $54.8 million, or 5.3%, to $969.8 million, compared to $1.0 billion in 2014.
The Catastrophe Reinsurance segment generated underwriting income of $406.4 million and a combined ratio of 34.7% in 2015, compared to $450.1 million and 23.8%, respectively, in 2014. The $43.7 million decrease in underwriting income in the Catastrophe Reinsurance segment in 2015, compared to 2014, was primarily driven by a $73.8 million increase in net claims and claim expenses, which included a $78.7 million increase in current accident year net claims and claim expenses, partially offset by a $31.9 million increase in net premiums earned. Included in current accident year net claims and claim expenses is $27.3 million related to a number of U.S. winter storms, $21.6 million related to explosions in Tianjin, China and $21.2 million related to a U.S. wind and thunderstorm event, with the remainder due to a number of other smaller catastrophe events.
During 2015, the Company experienced $70.4 million of favorable development on prior accident year net claims and claim expenses within its Catastrophe Reinsurance segment, compared to $65.5 million in 2014. The favorable development on prior accident years net claims and claim expenses in 2015 was principally driven by $28.0 million related to 2014 U.S. winter storms and wind and thunderstorm events, $10.4 million related to Storm Sandy, $10.2 million related to the April and May 2011 U.S. Tornadoes, $4.7 million related to the 2008 Hurricanes (Gustav and Ike) and $17.0 million related to a number of other catastrophe events, each principally the result of changes in the Company’s estimated ultimate loss for each respective event.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $766.1 million in 2015, an increase of $419.4 million, or 121.0%, compared to 2014, driven primarily by increases in certain casualty and credit related lines of business while continuing to exercise underwriting discipline given prevailing terms and conditions. The Company’s specialty reinsurance premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
The Company’s Specialty Reinsurance segment generated underwriting income of $98.0 million and a combined ratio of 82.1% in 2015, compared to $60.7 million and 76.0%, respectively, in 2014. Impacting underwriting income in the Specialty Reinsurance segment for 2015, compared to 2014, was a $295.3 million increase in net premiums earned driven by higher net premiums written during the preceding twelve months, which resulted in the Specialty Reinsurance segment experiencing a $192.0 million increase in current accident year net claims and claim expenses due to a higher level of attritional losses and a $102.0 million increase in underwriting expenses. Operational expenses in the Company’s Specialty Reinsurance segment have increased to support the growth in this segment.
The favorable development of prior accident years net claims and claim expenses of $91.9 million in 2015, compared to $55.9 million in 2014, was primarily driven by attritional net claims and claim expenses reported coming in lower than expected on prior accident years.
Lloyd’s Segment
Gross premiums written in the Company’s Lloyd’s segment increased $107.1 million, or 39.7%, to $376.7 million in 2015, compared to $269.7 million in 2014, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, principally in its casualty and property lines of business, notwithstanding challenging market conditions.

The Company’s Lloyd’s segment incurred an underwriting loss of $9.7 million and a combined ratio of 104.2% in 2015, compared to generating underwriting income of $5.8 million and a combined ratio of 97.3% in 2014. Impacting underwriting income in the Lloyd’s segment was a $16.6 million decrease in favorable development on prior accident years net claims and claim expenses.
The $12.1 million increase in underwriting expenses in the Lloyd’s segment in 2015, compared to 2014, was primarily driven by increased acquisition expenses as a result of the higher level of net premiums earned, as well as the increased proportion of quota share and delegated authority business written, which generally carry higher acquisition expenses, compared to non-proportional business.
The Lloyd’s segment experienced adverse development of prior accident years net claims and claim expenses of $0.3 million during 2015, compared to $16.2 million of favorable development of prior accident years net claims and claim expenses during 2014.
Other Items

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Net income attributable to noncontrolling interests in 2015 was $111.1 million, a decrease from $153.5 million in 2014, principally due to a decrease in the profitability of DaVinciRe. The Company’s ownership in DaVinciRe was 26.3% at December 31, 2015, compared to 23.4% at December 31, 2014.

•
Corporate expenses increased $54.1 million to $77.1 million in 2015, compared to $23.0 million in 2014, primarily due to $53.5 million of expenses associated with the acquisition and integration of Platinum, comprised of $11.8 million of transaction-related expenses, $5.4 million of integration-related expenses and $36.3 million of compensation-related expenses.

•
The Company recognized an income tax benefit of $45.9 million in 2015, compared to an income tax expense of $608 thousand in 2014, primarily as a result of a reduction in its U.S.-based deferred tax asset valuation allowance from $48.5 million to $1.0 million in the first quarter of 2015 as a result of expected profits in its U.S.-based operations due principally to the acquisition of Platinum.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, February 3, 2016 at 10:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of emerging claims and coverage issues; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; continued soft reinsurance underwriting market conditions; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to U.S. taxation; the performance of the Company’s investment portfolio; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the adequacy of the Company’s ceding companies’ ability to assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates; challenges to the claim of exemption from insurance regulation of RenaissanceRe and its subsidiaries and increased global regulation of the insurance and reinsurance industry; losses that the Company could face from terrorism, political unrest or war; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; regulatory or legislative changes adversely impacting the Company; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of customers or insurance and reinsurance brokers; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of investors in RenaissanceRe or joint ventures or other entities the Company manages; changes in regulatory regimes and/or accounting rules, including the European Union directive concerning capital adequacy, risk management and regulatory reporting for insurers; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director - Corporate Finance	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues
Gross premiums written	$336,093	$132,780	$2,011,310	$1,550,572
Net premiums written	$236,651	$111,769	$1,416,183	$1,068,236
Decrease (increase) in unearned premiums	124,924	144,718	(15,632)	(5,820)
Net premiums earned	361,575	256,487	1,400,551	1,062,416
Net investment income	45,918	25,886	152,567	124,316
Net foreign exchange gains (losses)	1,203	(107)	(3,051)	6,260
Equity in earnings of other ventures	3,296	4,838	20,481	26,075
Other income (loss)	8,200	1,219	13,472	(423)
Net realized and unrealized (losses) gains on investments	(42,817)	30,475	(68,918)	41,433
Total revenues	377,375	318,798	1,515,102	1,260,077
Expenses
Net claims and claim expenses incurred	102,013	(12,003)	448,238	197,947
Acquisition expenses	55,399	39,749	238,592	144,476
Operational expenses	64,300	55,202	219,112	190,639
Corporate expenses	10,982	10,583	77,114	22,987
Interest expense	10,359	4,289	35,670	17,164
Total expenses	243,053	97,820	1,018,726	573,213
Income before taxes	134,322	220,978	496,376	686,864
Income tax (expense) benefit	(8,453)	(401)	45,866	(608)
Net income	125,869	220,577	542,242	686,256
Net income attributable to noncontrolling interests	(28,068)	(44,215)	(111,050)	(153,538)
Net income available to RenaissanceRe	97,801	176,362	431,192	532,718
Dividends on preference shares	(5,595)	(5,595)	(22,381)	(22,381)
Net income available to RenaissanceRe common shareholders	$92,206	$170,767	$408,811	$510,337

Net income available to RenaissanceRe common shareholders per common share - basic	$2.11	$4.46	$9.36	$12.77
Net income available to RenaissanceRe common shareholders per common share - diluted	$2.09	$4.42	$9.28	$12.60

Average shares outstanding - basic	43,131	37,752	43,157	39,425
Average shares outstanding - diluted	43,513	38,145	43,526	39,968

Net claims and claim expense ratio	28.2%	(4.7)%	32.0%	18.6%
Underwriting expense ratio	33.1%	37.0%	32.7%	31.6%
Combined ratio	61.3%	32.3%	64.7%	50.2%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.07	$3.62	$10.86	$11.56
Operating return on average common equity - annualized (1)	12.5%	16.5%	11.4%	13.7%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2015	December 31, 2014
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$6,765,005	$4,756,685
Fixed maturity investments available for sale, at fair value	17,813	26,885
Total fixed maturity investments, at fair value	6,782,818	4,783,570
Short term investments, at fair value	1,208,401	1,013,222
Equity investments trading, at fair value	393,877	322,098
Other investments, at fair value	481,621	504,147
Investments in other ventures, under equity method	132,351	120,713
Total investments	8,999,068	6,743,750
Cash and cash equivalents	506,885	525,584
Premiums receivable	778,009	440,007
Prepaid reinsurance premiums	230,671	94,810
Reinsurance recoverable	134,526	66,694
Accrued investment income	39,749	26,509
Deferred acquisition costs	199,380	110,059
Receivable for investments sold	220,834	52,390
Other assets	186,595	135,845
Goodwill and other intangibles	265,154	7,902
Total assets	$11,560,871	$8,203,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,767,045	$1,412,510
Unearned premiums	889,102	512,386
Debt	966,079	249,522
Reinsurance balances payable	523,974	454,580
Payable for investments purchased	391,378	203,021
Other liabilities	245,145	374,108
Total liabilities	5,782,723	3,206,127
Redeemable noncontrolling interest	1,045,964	1,131,708
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	43,701	38,442
Additional paid-in capital	507,674	—
Accumulated other comprehensive income	2,108	3,416
Retained earnings	3,778,701	3,423,857
Total shareholders’ equity attributable to RenaissanceRe	4,732,184	3,865,715
Total liabilities, noncontrolling interests and shareholders’ equity	$11,560,871	$8,203,550

Book value per common share	$99.13	$90.15

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended December 31, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$12,326	$267,375	$56,392	$—	$336,093
Net premiums written	$9,057	$183,140	$44,413	$41	$236,651
Net premiums earned	$156,601	$152,137	$52,796	$41	$361,575
Net claims and claim expenses incurred	(9,715)	77,840	34,716	(828)	102,013
Acquisition expenses	6,248	36,439	12,712	—	55,399
Operational expenses	27,528	20,946	15,741	85	64,300
Underwriting income (loss)	$132,540	$16,912	$(10,373)	$784	139,863
Net investment income				45,918	45,918
Net foreign exchange gains				1,203	1,203
Equity in earnings of other ventures				3,296	3,296
Other income				8,200	8,200
Net realized and unrealized losses on investments				(42,817)	(42,817)
Corporate expenses				(10,982)	(10,982)
Interest expense				(10,359)	(10,359)
Income before taxes and noncontrolling interests					134,322
Income tax expense				(8,453)	(8,453)
Net income attributable to noncontrolling interests				(28,068)	(28,068)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$92,206

Net claims and claim expenses incurred – current accident year	$18,249	$86,091	$34,549	$—	$138,889
Net claims and claim expenses incurred – prior accident years	(27,964)	(8,251)	167	(828)	(36,876)
Net claims and claim expenses incurred – total	$(9,715)	$77,840	$34,716	$(828)	$102,013

Net claims and claim expense ratio – current accident year	11.7%	56.6%	65.4%		38.4%
Net claims and claim expense ratio – prior accident years	(17.9)%	(5.4)%	0.4%		(10.2)%
Net claims and claim expense ratio – calendar year	(6.2)%	51.2%	65.8%		28.2%
Underwriting expense ratio	21.6%	37.7%	53.8%		33.1%
Combined ratio	15.4%	88.9%	119.6%		61.3%

	Three months ended December 31, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$9,923	$71,911	$50,637	$309	$132,780
Net premiums written	$6,614	$62,233	$42,581	$341	$111,769
Net premiums earned	$130,390	$66,846	$58,909	$342	$256,487
Net claims and claim expenses incurred	(40,762)	10,587	23,406	(5,234)	(12,003)
Acquisition expenses	9,098	16,884	13,624	143	39,749
Operational expenses	29,078	12,516	13,549	59	55,202
Underwriting income	$132,976	$26,859	$8,330	$5,374	173,539
Net investment income				25,886	25,886
Net foreign exchange losses				(107)	(107)
Equity in earnings of other ventures				4,838	4,838
Other income				1,219	1,219
Net realized and unrealized gains on investments				30,475	30,475
Corporate expenses				(10,583)	(10,583)
Interest expense				(4,289)	(4,289)
Income before taxes and noncontrolling interests					220,978
Income tax expense				(401)	(401)
Net income attributable to noncontrolling interests				(44,215)	(44,215)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$170,767

Net claims and claim expenses incurred – current accident year	$6,605	$30,602	$35,472	$—	$72,679
Net claims and claim expenses incurred – prior accident years	(47,367)	(20,015)	(12,066)	(5,234)	(84,682)
Net claims and claim expenses incurred – total	$(40,762)	$10,587	$23,406	$(5,234)	$(12,003)

Net claims and claim expense ratio – current accident year	5.1%	45.8%	60.2%		28.3%
Net claims and claim expense ratio – prior accident years	(36.4)%	(30.0)%	(20.5)%		(33.0)%
Net claims and claim expense ratio – calendar year	(31.3)%	15.8%	39.7%		(4.7)%
Underwriting expense ratio	29.3%	44.0%	46.2%		37.0%
Combined ratio	(2.0)%	59.8%	85.9%		32.3%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $0.3 million for the three months ended December 31, 2014.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Twelve months ended December 31, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$868,631	$766,051	$376,718	$(90)	$2,011,310
Net premiums written	$557,369	$582,909	$275,953	$(48)	$1,416,183
Net premiums earned	$622,714	$548,810	$229,075	$(48)	$1,400,551
Net claims and claim expenses incurred	75,574	244,495	128,667	(498)	448,238
Acquisition expenses	47,264	135,811	55,269	248	238,592
Operational expenses	93,494	70,525	54,827	266	219,112
Underwriting income (loss)	$406,382	$97,979	$(9,688)	$(64)	494,609
Net investment income				152,567	152,567
Net foreign exchange losses				(3,051)	(3,051)
Equity in earnings of other ventures				20,481	20,481
Other income				13,472	13,472
Net realized and unrealized losses on investments				(68,918)	(68,918)
Corporate expenses				(77,114)	(77,114)
Interest expense				(35,670)	(35,670)
Income before taxes and noncontrolling interests					496,376
Income tax benefit				45,866	45,866
Net income attributable to noncontrolling interests				(111,050)	(111,050)
Dividends on preference shares				(22,381)	(22,381)
Net income available to RenaissanceRe common shareholders					$408,811

Net claims and claim expenses incurred – current accident year	$145,951	$336,407	$128,327	$—	$610,685
Net claims and claim expenses incurred – prior accident years	(70,377)	(91,912)	340	(498)	(162,447)
Net claims and claim expenses incurred – total	$75,574	$244,495	$128,667	$(498)	$448,238

Net claims and claim expense ratio – current accident year	23.4%	61.3%	56.0%		43.6%
Net claims and claim expense ratio – prior accident years	(11.3)%	(16.7)%	0.2%		(11.6)%
Net claims and claim expense ratio – calendar year	12.1%	44.6%	56.2%		32.0%
Underwriting expense ratio	22.6%	37.5%	48.0%		32.7%
Combined ratio	34.7%	82.1%	104.2%		64.7%

	Twelve months ended December 31, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$933,969	$346,638	$269,656	$309	$1,550,572
Net premiums written	$541,608	$295,855	$230,429	$344	$1,068,236
Net premiums earned	$590,845	$253,537	$217,666	$368	$1,062,416
Net claims and claim expenses incurred	1,757	88,502	113,825	(6,137)	197,947
Acquisition expenses	43,161	60,936	46,927	(6,548)	144,476
Operational expenses	95,851	43,370	51,115	303	190,639
Underwriting income	$450,076	$60,729	$5,799	$12,750	529,354
Net investment income				124,316	124,316
Net foreign exchange gains				6,260	6,260
Equity in earnings of other ventures				26,075	26,075
Other loss				(423)	(423)
Net realized and unrealized gains on investments				41,433	41,433
Corporate expenses				(22,987)	(22,987)
Interest expense				(17,164)	(17,164)
Income before taxes and noncontrolling interests					686,864
Income tax expense				(608)	(608)
Net income attributable to noncontrolling interests				(153,538)	(153,538)
Dividends on preference shares				(22,381)	(22,381)
Net income available to RenaissanceRe common shareholders					$510,337

Net claims and claim expenses incurred – current accident year	$67,268	$144,411	$130,066	$—	$341,745
Net claims and claim expenses incurred – prior accident years	(65,511)	(55,909)	(16,241)	(6,137)	(143,798)
Net claims and claim expenses incurred – total	$1,757	$88,502	$113,825	$(6,137)	$197,947

Net claims and claim expense ratio – current accident year	11.4%	57.0%	59.8%		32.2%
Net claims and claim expense ratio – prior accident years	(11.1)%	(22.1)%	(7.5)%		(13.6)%
Net claims and claim expense ratio – calendar year	0.3%	34.9%	52.3%		18.6%
Underwriting expense ratio	23.5%	41.1%	45.0%		31.6%
Combined ratio	23.8%	76.0%	97.3%		50.2%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $(0.1) million for the twelve months ended December 31, 2015 (2014 - $0.3 million).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$11,207	$10,569	$581,662	$622,934
DaVinci catastrophe premiums	1,119	(646)	286,969	311,035
Total Catastrophe Reinsurance segment gross premiums written	$12,326	$9,923	$868,631	$933,969

Specialty Reinsurance Segment
Casualty	$93,004	$40,150	$356,913	$132,535
Credit	141,939	19,401	257,400	147,720
Property Other	14,176	7,652	53,005	21,924
Other	18,256	4,708	98,733	44,459
Total Specialty Reinsurance segment gross premiums written	$267,375	$71,911	$766,051	$346,638

Lloyd’s Segment
Casualty	$37,161	$30,562	$188,910	$131,972
Property Other	14,578	17,179	81,194	63,631
Catastrophe	2,840	1,985	69,329	55,366
Credit	274	(119)	7,770	741
Other	1,539	1,030	29,515	17,946
Total Lloyd’s segment gross premiums written	$56,392	$50,637	$376,718	$269,656

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$12,326	$9,923	$868,631	$933,969
Catastrophe premiums written in the Lloyd’s segment	2,840	1,985	69,329	55,366
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	1,923	3,162	38,587	42,556
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	—	—	(6,785)	(7,355)
Total managed catastrophe premiums (1)	$17,089	$15,070	$969,762	$1,024,536

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Fixed maturity investments	$38,047	$26,104	$134,800	$100,855
Short term investments	466	217	1,227	944
Equity investments trading	2,038	1,139	8,346	3,450
Other investments
Private equity investments	8,260	1,579	9,455	18,974
Other	891	(463)	12,472	11,037
Cash and cash equivalents	112	95	467	395
	49,814	28,671	166,767	135,655
Investment expenses	(3,896)	(2,785)	(14,200)	(11,339)
Net investment income	45,918	25,886	152,567	124,316

Gross realized gains	11,124	11,973	50,488	45,568
Gross realized losses	(13,487)	(3,997)	(53,630)	(14,868)
Net realized (losses) gains on fixed maturity investments	(2,363)	7,976	(3,142)	30,700
Net unrealized (losses) gains on fixed maturity investments trading	(52,984)	(1,520)	(64,908)	19,680
Net realized and unrealized gains (losses) on investments-related derivatives	6,447	(11,280)	5,443	(30,931)
Net realized gains on equity investments trading	149	2,330	16,348	10,908
Net unrealized gains (losses) on equity investments trading	5,934	32,969	(22,659)	11,076
Net realized and unrealized (losses) gains on investments	(42,817)	30,475	(68,918)	41,433
Change in net unrealized gains on fixed maturity investments available for sale	(257)	(292)	(1,243)	(855)
Total investment result	$2,844	$56,069	$82,406	$164,894

Total investment return - annualized	0.1%	3.3%	0.9%	2.4%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2)

net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Twelve months ended
(in thousands of United States Dollars, except percentages)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income available to RenaissanceRe common shareholders	$92,206	$170,767	$408,811	$510,337
Adjustment for net realized and unrealized losses (gains) on investments	42,817	(30,475)	68,918	(41,433)
Operating income available to RenaissanceRe common shareholders	$135,023	$140,292	$477,729	$468,904

Net income available to RenaissanceRe common shareholders per common share - diluted	$2.09	$4.42	$9.28	$12.60
Adjustment for net realized and unrealized losses (gains) on investments	0.98	(0.80)	1.58	(1.04)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.07	$3.62	$10.86	$11.56

Return on average common equity - annualized	8.5%	20.1%	9.8%	14.9%
Adjustment for net realized and unrealized losses (gains) on investments	4.0%	(3.6)%	1.6%	(1.2)%
Operating return on average common equity - annualized	12.5%	16.5%	11.4%	13.7%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Book value per common share	$99.13	$97.41	$96.43	$95.21	$90.15
Adjustment for goodwill and other intangibles (1)	(6.59)	(6.65)	(6.51)	(6.64)	(0.86)
Tangible book value per common share	92.54	90.76	89.92	88.57	89.29
Adjustment for accumulated dividends	15.48	15.18	14.88	14.58	14.28
Tangible book value per common share plus accumulated dividends	$108.02	$105.94	$104.80	$103.15	$103.57

Quarterly change in book value per common share	1.8%	1.0%	1.3%	5.6%	5.1%
Quarterly change in tangible book value per common share plus change in accumulated dividends	2.3%	1.3%	1.9%	(0.5)%	5.5%
Year to date change in book value per common share	10.0%				12.3%
Year to date change in tangible book value per common share plus change in accumulated dividends	5.0%				13.9%

(1)
At December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, goodwill and other intangibles included $23.2 million, $22.9 million, $23.5 million, $24.4 million and $25.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.